EXHIBIT 4.2

                      FORM OF SERIES 2000-1 SUPPLEMENT

                      Dated as of November _____, 2000

                                     to

                            AMENDED AND RESTATED
                   MASTER POOLING AND SERVICING AGREEMENT

                          Dated as of May 1, 1999

                                by and among

                   YAMAHA MOTOR RECEIVABLES CORPORATION,
                               as Transferor,

                     YAMAHA MOTOR CORPORATION, U.S.A.,
                                as Servicer,

                                    and

                         THE CHASE MANHATTAN BANK,
                   --------------------------------------
                          as Trustee on behalf of
                           the Certificateholders

                       ------------------------------


                         YAMAHA MOTOR MASTER TRUST

                               SERIES 2000-1

                       ------------------------------


                             TABLE OF CONTENTS

SECTION                                                                 PAGE
-------                                                                 ----

SECTION 1.    Designation................................................. 2

SECTION 2.    Definitions................................................  2

SECTION 3.    Minimum Transferor Percentage and Minimum
              Trust Principal Component, Etc............................  11

SECTION 4.    Reassignment and Transfer Terms............................ 11

SECTION 5.    Delivery and Payment for the Certificates.................. 12

SECTION 6.    Form of Delivery of the Series 2000-1 Certificates......... 12

SECTION 7.    Transfer of Class C Certificates........................... 12

SECTION 8.    Tax Treatment.............................................  13

SECTION 9.    Article IV of Agreement...................................  14

SECTION 10.   Article V of Agreement....................................  35

SECTION 11.   Early Amortization Events.................................  37

SECTION 12.   Series-Specific Transferor Covenants......................  39

SECTION 13.   Ratification of Master Pooling and Servicing
              Agreement.................................................  39

SECTION 14.   Counterparts..............................................  39

SECTION 15.   Governing Law.............................................. 40




               SERIES 2000-1 SUPPLEMENT, dated as of November _____, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, this "Series Supplement"), among YAMAHA MOTOR RECEIVABLES CORPORATION, a corporation organized and existing under the laws of the state of Delaware, as Transferor, YAMAHA MOTOR CORPORATION, U.S.A., a corporation organized and existing under the laws of the state of California, as Servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, as successor trustee to Refuji Bank (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee"), as Trustee under the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement").


                           PRELIMINARY STATEMENTS


               Section 6.9 of the Agreement provides, among other things, that the Transferor and the Trustee may, at any time and from time to time, enter into one or more supplements to the Agreement for the purpose of authorizing the issuance by the Trustee to the Transferor, for execution and redelivery to the Trustee for authentication, one or more Series of certificates. The Transferor and the Servicer each hereby enter into this Series 2000-1 Supplement with the Trustee as required by Section 6.9(c) of the Agreement to provide for the issuance, authentication and delivery of the Floating Rate Series 2000-1, Class A Asset-Backed Certificates, the Floating Rate Series 2000-1, Class B Asset-Backed Certificates and the Floating Rate Series 2000-1, Class C Asset-Backed Certificates. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern.

               All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement. All Article or Section references herein shall mean Articles or Sections of the Agreement, except as the context may require or as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the particular Series 2000-1 Certificates and to no other Series of certificates issued by the Trust.

               SECTION 1. Designation. The Investor Certificates issued pursuant to this Supplement shall be designated generally as the "Series 2000-1 Certificates".

               SECTION 2. Definitions. The following words and phrases shall have the following meanings with respect to the Series 2000-1 Certificates, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

               "Accumulation Periods" shall mean the Controlled
Accumulation Period and the Rapid Accumulation Period.

               "Accumulation Shortfall" shall mean, for the Collection Period immediately preceding the related Distribution Date, the amount by which the Controlled Deposit Amount exceeds the amount deposited in the Principal Funding Account on such Distribution Date.

               "Available Principal Funds" shall have the meaning specified in the first paragraph of Section 4.9 of the Agreement, as amended hereby by Section 9.

               "Available Subordinated Amount" shall mean, with respect to each Transferor Subordination Event, the meaning specified in Section 4.14(b) of the Agreement, as amended hereby by Section 9, with respect to such Transferor Subordination Event.

               "Available Yield Funds" shall have the meaning specified in the first paragraph of Section 4.9 of the Agreement, as amended hereby by
Section 9.

               "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

               "Certificateholders' Interest" shall have the meaning specified in Section 4.3 of the Agreement, as amended hereby by Section 9.

               "Certificates" shall mean, collectively, the Class A Certificates, the Class B Certificates and the Class C Certificates.

               "Class A Adjusted Invested Amount", for any date of determination during the Controlled Accumulation Period, shall mean an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account, and for any other date of determination, shall mean the Class A Invested Amount.

               "Class A Certificate Rate" shall mean the lesser of (1) one-month LIBOR determined as of the second London Banking Day prior to the related Interest Accrual Period (or, in the case of the first Distribution Date, based on ___________ LIBOR determined as of ____________, 2000 for the period from __________, 2000 up to but excluding ______________, 2000)
plus _____% per annum or (2) the Maximum Rate, calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

               "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

               "Class A Certificates" shall mean the Floating Rate Series 2000-1, Class A Asset-Backed Certificates.

               "Class A Expected Final Payment Date" shall mean
_____________ (or, if such day is not a Business Day, the next succeeding Business Day).

               "Class A Initial Invested Amount" shall mean the aggregate initial principal amount of the Class A Certificates, which is
_______________.

               "Class A Invested Amount" for any date shall mean an amount equal to (i) the initial principal balance of the Class A Certificates, minus (ii) the amount of principal payments made to Class A Certificateholders prior to such date, minus (iii) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates and, if the date of determination is a Distribution Date, for such Distribution Date, plus (iv) the aggregate amount of Yield Collections and the aggregate amount of Principal Collections applied in respect of the Available Subordinated Amount and certain other amounts applied on all prior Distribution Dates and, if the date of determination is a Distribution Date, to be applied on the current Distribution Date, in each case, for the purpose of reimbursing amounts deducted pursuant to the foregoing clause
(iii).

               "Class A Investor Charge-Off" shall have the meaning specified in Section 4.11(b) of the Agreement, as amended hereby by Section 9.

               "Class A Monthly Interest" shall mean the monthly interest distributable in respect of the Class A Certificates as calculated in accordance with Section 4.5(a) of the Agreement, as amended hereby by
Section 9.

               "Class A Monthly Principal" shall mean the monthly principal distributable in respect of the Class A Certificates as calculated in accordance with Section 4.6(a) of the Agreement, as amended hereby by
Section 9.

               "Class B Adjusted Invested Amount", for any date of determination during the Rapid Accumulation Period, shall mean an amount equal to the Class B Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account, and for any other date of determination, shall mean the Class B Invested Amount

               "Class B Certificate Rate" shall mean the lesser of (1) one-month LIBOR determined as of the second London Banking Day prior to the related Interest Accrual Period (or, in the case of the first Distribution Date, based on ____________ LIBOR determined as of __________, 2000 for the period from __________, 2000 up to but excluding _________, 2000) plus _____% per annum or (2) the Maximum Rate, calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

               "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

               "Class B Certificates" shall mean the Floating Rate Series 2000-1, Class B Asset-Backed Certificates.

               "Class B Expected Final Payment Date" shall mean
_____________ (or, if such day is not a Business Day, the next succeeding Business Day).

               "Class B Initial Invested Amount" shall mean the aggregate initial principal amount of the Class B Certificates, which is
_____________.

               "Class B Invested Amount" for any date shall mean an amount equal to (i) the initial principal balance of the Class B Certificates, minus (ii) the amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates and, if the date of determination is a Distribution Date, for such Distribution Date, plus (iv) the aggregate amount of Yield Collections and the aggregate amount of Principal Collections applied in respect of the Available Subordinated Amount and certain other amounts applied on all prior Distribution Dates and, if the date of determination is a Distribution Date, to be applied on the current Distribution Date, in each case, for the purpose of reimbursing amounts deducted pursuant to the foregoing clause
(iii).

               "Class B Investor Charge-Off" shall have the meaning specified in Section 4.11(a) of the Agreement, as amended hereby by Section 9.

               "Class B Monthly Interest" shall mean the monthly interest distributable in respect of the Class B Certificates as calculated in accordance with Section 4.5(b) of the Agreement, as amended hereby by
Section 9.

               "Class B Monthly Principal" shall mean the monthly principal distributable in respect of the Class B Certificates as calculated in accordance with Section 4.6(b) of the Agreement, as amended hereby by
Section 9.

               "Class C Certificate Rate" shall mean the lesser of (1) one-month LIBOR determined as of the second London Banking Day prior to the related Interest Accrual Period (or, in the case of the first Distribution Date, based on ____________ LIBOR determined as of _________, 2000 for the period from __________, 2000 up to but excluding ___________, 2000) plus
_____% per annum or (2) the Maximum Rate, calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

               "Class C Certificateholder" shall mean the Person in whose name a Class C Certificate is registered in the Certificate Register.

               "Class C Certificates" shall mean the Floating Rate Series 2000-1, Class C Asset-Backed Certificates.

               "Class C Initial Invested Amount" shall mean the aggregate initial principal amount of the Class C Certificates, which is
______________.

               "Class C Invested Amount" for any date shall mean an amount equal to (i) the initial principal balance of the Class C Certificates, minus (ii) the amount of principal payments made to Class C Certificateholders prior to such date, minus (iii) the aggregate amount of Class C Investor Charge-Offs for all prior Distribution Dates and, if the date of determination is a Distribution Date, for such Distribution Date, plus (iv) the aggregate amount of Yield Collections and the aggregate amount of Principal Collections applied in respect of the Available Subordinated Amount and certain other amounts applied on all prior Distribution Dates and, if the date of determination is a Distribution Date, to be applied on the current Distribution Date, in each case, for the purpose of reimbursing amounts deducted pursuant to the foregoing clause
(iii).

               "Class C Investor Charge-Off" shall have the meaning specified in first paragraph of Section 4.11 of the Agreement, as amended hereby by Section 9.

               "Class C Monthly Interest" shall mean the monthly interest distributable in respect of the Class C Certificates as calculated in accordance with Section 4.5(c) of the Agreement, as amended hereby by
Section 9.

               "Class C Monthly Principal" shall mean the monthly principal distributable in respect of the Class C Certificates as calculated in accordance with Section 4.6(c) of the Agreement, as amended hereby by
Section 9.

               "Closing Date" shall mean, with respect to the Series 2000-1 Certificates, November __, 2000.

               "Controlled Accumulation Amount" shall mean, with respect to the Class A Certificates, one-sixth of the Class A Invested Amount as of the Controlled Accumulation Date.

               "Controlled Accumulation Date" shall mean _______________.

               "Controlled Accumulation Period" shall mean, with respect to the Class A Certificates, an Amortization Period commencing on the Controlled Accumulation Date and continuing to the earlier of (x) but not including, the commencement of the Early Amortization Period, or (y) and including, the earlier of (1) [ ] 2005 or (2) the termination of the Trust.

               "Controlled Amortization Period" shall not be applicable for purposes of this Series Supplement.

               "Controlled Deposit Amount" shall have the meaning specified in Section 4.6(a) of the Agreement, as amended hereby by Section 9.

               "Deficit Controlled Amortization Period" shall not be applicable for purposes of this Series Supplement.

               "DFS" shall mean Deutsche Financial Services Corporation, a Nevada corporation, formerly doing business as ITT Commercial Finance Corp.

               "Distribution Date" shall mean the 15th day of each month (or, if any such day is not a Business Day, on the next succeeding Business
Day), commencing December 15, 2000.

               "Early Amortization Period" shall mean, with respect to the Class A Certificates or the Class B Certificates, the Amortization Period commencing on (a) the day on which an Early Amortization Event occurs or is deemed to have occurred, (b) the Class A Expected Final Payment Date if the Class A Invested Amount is not paid in full on such date or (c) the Class B Expected Final Payment Date if the Class B Invested Amount is not paid in full on such date, and continuing to and including the earlier of (i) the payment in full to Class A Certificateholders of the Class A Initial Invested Amount and to Class B Certificateholders of the Class B Initial Invested Amount and (ii) the Stated Series Termination Date.

               "Expected Final Payment Dates" shall mean the Class A Expected Final Payment Date and the Class B Expected Final Payment Date.

               "Fixed Allocation Percentage" shall mean, on any date of determination with respect to any Distribution Date related to any Accumulation Period or the Early Amortization Period, the percentage equivalent of the ratio which the Invested Amount as of the last day of the Revolving Period bears to the greater of (a) the Trust Principal Component on the last day of the Collection Period immediately preceding the related Collection Period and (b) the sum of the numerators used to calculate the invested percentage with respect to Principal Collections for all Series (and all Classes) of certificates outstanding for the current Distribution Date.

               "Floating Allocation Percentage" shall mean, on any date of determination with respect to any Distribution Date, the percentage equivalent of the ratio of the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Class C Invested Amount on the last day of the Collection Period immediately preceding the related Collection Period to the sum of the Trust Principal Component and the amounts on deposit in the Special Funding Account on the last day of such Collection Period immediately preceding the related Collection Period; provided, however, that during the initial Collection Period, the Floating Allocation Percentage will equal the percentage equivalent of the ratio which the amount of the Initial Invested Amount bears to the Trust Principal Component on __________, 2000.

               "Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount, or ______________.

               "Initial Servicer Cash Collateral Deposit" shall mean an amount equal to ________________.

               "Interest Accrual Period" shall mean, with respect to any Distribution Date, the period from and including the preceding Distribution Date or, in the case of the first Distribution Date, from and including the Closing Date, to but excluding such Distribution Date.

               "Invested Amount" shall mean, when used with respect to any date of determination, an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount.

               "Invested Percentage" shall mean, on any date of determination with respect to any Distribution Date, (a) when used with respect to Principal Collections during the Revolving Period, the Floating Allocation Percentage; (b) when used with respect to Principal Collections during any Accumulation Period or an Early Amortization Period, the Fixed Allocation Percentage; and (c) when used with respect to Yield Collections and Defaulted Receivables at any time, the Floating Allocation Percentage.

               "Investor Charge-Offs" shall mean, for any date of determination, the sum of the Class A Investor Charge-Offs, the Class B Investor Charge-Offs and the Class C Investor Charge-Offs.

               "LIBOR" shall mean the rate calculated by the Trustee pursuant to Section 4.5(d) of the Agreement, as amended hereby by Section 9.

               "LIBOR Determination Date" shall have the meaning specified in Section 4.5(d) of the Agreement, as amended hereby by Section 9.

               "London Banking Day" shall have the meaning specified in
Section 4.5(d) of the Agreement, as amended hereby by Section 9.

               "Maximum Rate" shall mean (i) the product of (a) the Yield Factor for such Distribution Date and (b) twelve, minus (ii) the Servicing Fee Percentage.

               "Offered Certificates" shall mean the Class A Certificates and the Class B Certificates.

               "Principal Funding Account" shall have the meaning specified in Section 4.8(a) of the Agreement, as amended hereby by Section 9.

               "Rapid Accumulation Date" shall mean [                 ] 2005.

               "Rapid Accumulation Period" shall mean, with respect to the Class B Certificates, an Amortization Period commencing on the Rapid Accumulation Date and continuing to the earlier of (x) but not including, the commencement of the Early Amortization Period, or (y) and including, the earlier of (1) [ ] 2005 or (2) the termination of the Trust.

               "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the calendar month immediately preceding such Distribution Date.

               "Reference Banks" shall have the meaning specified in
Section 4.5(d) of the Agreement, as amended hereby by Section 9.

               "Revolving Period" shall mean, with respect to the Series 2000-1 Certificates, the period from and including the Closing Date, up to and including the day prior to the day on which the Controlled Accumulation Period or, if earlier, an Early Amortization Period commences.

               "Securities Act" shall have the meaning specified in Section 7(b) hereof.

               "Series 2000-1 Certificates" shall have the meaning specified in Section 1 hereof.

               "Series 2000-1 Principal Shortfall" shall have the meaning specified in Section 4.6(d) of the Agreement, as amended hereby by Section 9.

               "Series 2000-1 Undistributed Principal Collections" shall mean the amount, if any, equal to the product of (a) a fraction, the numerator of which is equal to the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Class C Invested Amount and the denominator of which is equal to the sum of the invested amount of all Series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts) and (b) Undistributed Principal Collections on deposit in the Collection Account and the Special Funding Account on such Distribution Date.

               "Series Factor" shall mean the percentage, as of the end of the related Collection Period, consisting of an eight-digit decimal expressing the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount, as applicable, as of such date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Distribution Date) as a proportion of the Class A Initial Invested Amount, the Class B Initial Invested Amount or the Class C Initial Invested Amount, as applicable.

               "Servicer Cash Collateral Account" shall have the meaning specified in Section 4.7 of the Agreement, as amended hereby by Section 9.

               "Servicing Fee Percentage" shall mean 2% per annum.

               "Special Funding Account" shall have the meaning specified in Section 4.2 of the Agreement.

               "Stated Series Termination Date" shall mean the December [2006] Distribution Date.

               "Telerate Page 3750" shall have the meaning specified in
Section 4.5(d) of the Agreement, as amended hereby by Section 9.

               "Yield Factor" shall mean, initially, 1.5%, and shall increase to 1.75% during any Accumulation Period; provided, that the Yield Factor shall increase to 2% with respect to the Series 1999-1 and Series 2000-1 Certificates during any Collection Period for which one-month LIBOR (as calculated by the Trustee on the preceding LIBOR Determination Date pursuant to Section 4.5(d)) exceeds 15% per annum; provided further, that if one-month LIBOR (as calculated by the Trustee on any subsequent LIBOR Determination Date pursuant to Section 4.5(d)) decreases thereafter to a rate equal to or less than 15% per annum, the Yield Factor shall be reduced from 2% to 1.5% or 1.75%, as applicable. The first and second provisos above shall not be applicable at any time when the Yield Factor is used with respect to the calculation of (i) the Trust Principal Component or
(ii) the aggregate amount of Defaulted Receivables.

               SECTION 3. Minimum Transferor Percentage and Minimum Trust Principal Component, Etc. The Minimum Transferor Percentage applicable to the Series 2000-1 Certificates shall be10%. The Minimum Trust Principal Component with respect to the Series 2000-1 Certificates shall be _____________. The Servicer shall, pursuant to Section 3.4(a) of the Agreement, deliver an Officer's Certificate setting forth each of the following as of the end of the day on ________________, 2000: the Trust Principal Component, the Transferor Interest and the Invested Amount for each outstanding Series.

               SECTION 4. Reassignment and Transfer Terms.

               (a) The Series 2000-1 Certificates may be reassigned and transferred to the Transferor on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to 10% of the Initial Invested Amount, subject to the provisions of Section 12.2 of the Agreement.

               (b) Except in the case of an insurance company acting through its general account and in compliance with Prohibited Transaction Class Exemption 95-60, a Class B Certificate, a Class C Certificate or any interest therein may not be acquired by or transferred to any "Benefit Plan Investor" (as defined in 29 C.F.R. ss.2510.3-101) or any person who is directly or indirectly purchasing a Class B Certificate, a Class C Certificate or an interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of, such a Benefit Plan Investor. Each prospective acquirer or transferee of a Class B Certificate, a Class C Certificate or an interest therein, by its acceptance of such Class B Certificate, Class C Certificate or an interest therein, will be deemed to have represented that (i) either no "prohibited transaction" under ERISA or the Internal Revenue Code will occur in connection with such prospective acquirer's or transferee's acquisition and holding of such Class B Certificate or Class C Certificate or that the acquisition and holding of a Class B Certificate or a Class C Certificate by such prospective acquirer or transferee is subject to a statutory or administrative exemption and
(ii) that the prospective acquirer's or transferee's acquisition and holding will not subject the Transferor, the Servicer, the Trustee or the Trust to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code) in addition to those explicitly undertaken in the agreements relating to the transactions described herein.

               SECTION 5. Delivery and Payment for the Certificates. The Trustee shall authenticate and deliver the Series 2000-1 Certificates in accordance with Section 6.2 of the Agreement. The Class C Certificates shall be issued in minimum denominations of $1,000 and integral multiples thereof; provided, however, that one Class C Certificate may be issued in a denomination that includes any remaining portion of the Class C Initial Invested Amount.

               SECTION 6. Form of Delivery of the Series 2000-1
Certificates. The Offered Certificates shall be delivered as provided in
Section 6.10 of the Agreement and the Class C Certificates shall be delivered in definitive form.

               SECTION 7. Transfer of Class C Certificates.

               (a) The initial transfer or any pledge of the Class C Certificates to any entity other than a corporation that is a member of the consolidated federal income tax group of which Yamaha Motor Corporation, U.S.A. is a member shall not occur unless the Trustee shall have received an Opinion of Counsel to the effect that the Class C Certificates, upon such transfer, will be characterized as debt or an interest in a partnership for federal income tax purposes. Prior to any transfer of a Class C Certificate to any Affiliate of the Transferor, the Servicer shall provide to the Trustee written confirmation from each Rating Agency that such transfer will not result in the downgrade or withdrawal of any rating on any Class of Offered Certificates. Prior to any such transfer of a Class C Certificate, the Transferor shall certify to the Trustee in writing whether the proposed transferee of the Class C Certificate is an Affiliate of the Transferor and the Trustee shall be entitled to rely conclusively on such certificate.

               (b) The Class C Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities law. No resale or other transfer of any Class C Certificate or any interest therein or participation thereof shall be made unless the Trustee and the Transfer Agent and Registrar shall have received an Officer's Certificate certifying that such resale or transfer is made (i) pursuant to an effective registration statement under the Securities Act;
(ii) in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws; (iii) to the Transferor; or (iv) to a person who the transferor of the Class C Certificate reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act) that is aware that such resale or other transfer is being made in reliance upon Rule 144A. Until the earlier of (i) such time as the Class C Certificates shall be registered pursuant to a registration statement filed under the Securities Act and (ii) the date two years from the later of the Closing Date and the date any Class C Certificate was acquired from the Transferor or an Affiliate of the Transferor, the Class C Certificates shall bear a legend substantially to the effect set forth in the preceding two sentences. Neither the Transferor, the Transfer Agent and Registrar nor the Trustee is obligated to register the Class C Certificates under the Securities Act, or to take any other action not otherwise required under this Series Supplement to permit the transfer of Class C Certificates without registration.

               Notwithstanding anything to the contrary contained herein, in no event shall a Class C Certificate or any interest therein be sold, transferred, assigned, exchanged, pledged, hypothecated, participated or otherwise conveyed, or a security interest granted therein, unless the Transferor shall have consented to such transfer. The Class C Certificates shall at all times bear a legend substantially to the effect set forth in the preceding sentence.

               SECTION 8. Tax Treatment. It is the intention of the Transferor and the Investor Certificateholders that the Class C Certificates (upon transfer to an entity other than the Transferor) be characterized as either indebtedness of the Transferor or an interest in a partnership for Federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor and each Class C Certificateholder by acceptance of its Class C Certificates agree to treat the Class C Certificates for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as such indebtedness or such an interest and to report the transactions contemplated by this Series Supplement on all applicable tax returns in a manner consistent with such treatment.

               To the extent that any Class of Investor Certificates is determined to represent interests in a partnership for federal income tax purposes, it is the intention of the Transferor and the Investor Certificateholders that (i) the holder of the Exchangeable Transferor Certificate be designated as the tax matters partner for such partnership and (ii) such partnership interest represent an interest limited to a capital interest equal to the aggregate principal balance of such Class of Investor Certificates and a share of partnership profits equal to a yield equal to the Certificate Rate on such capital.

               SECTION 9. Article IV of the Agreement. Sections 4.1 and 4.2 of the Agreement shall read in their entirety, as provided in the Agreement. Article IV of the Agreement (except for Sections 4.1 and 4.2) shall read in its entirety as follows and shall be applicable to the
Certificates:


                                 ARTICLE IV

                      RIGHTS OF CERTIFICATEHOLDERS AND
                 ALLOCATION AND APPLICATION OF COLLECTIONS

               SECTION 4.3. Rights of Certificateholders. The Class A Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Class A Certificates at the times and in the amounts specified in this Agreement, (a) the Invested Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account, the Special Funding Account and the Principal Funding Account. The Class B Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make required payments with respect to such Class B Certificates at the times and in the amounts specified in this Agreement (after application of payments in accordance with the first sentence of this Section 4.3), (x) the Invested Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (y) funds on deposit in the Collection Account, the Special Funding Account and the Principal Funding Account. The Class C Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make required payments with respect to such Class C Certificates at the times and in the amounts specified in this Agreement (after application of payments in accordance with the first and second sentences of this Section 4.3), (x) the Invested Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (y) funds on deposit in the Collection Account, the Special Funding Account and the Principal Funding Account. (The undivided interests in the Trust referred to in the three immediately preceding sentences are collectively referred to for the Series 2000-1 Certificates as the "Certificateholders' Interest".) The Exchangeable Transferor Certificate shall not represent any interest in the Collection Account, the Special Funding Account or the Principal Funding Account, except as specifically provided in this Article IV.

               SECTION 4.4. Collections and Allocations.

                      (a) Collections. The Servicer shall apply or shall instruct the Trustee in writing to apply all funds on deposit in the Collection Account allocable to the Series 2000-1 Certificates as described in this Article IV.

                      (b) Allocations of Collections and Payments. For each Collection Period, all Collections received will be treated as Yield Collections until the amount of such Collections equals an amount equal to the product of the Yield Factor and the Pool Balance as of the beginning of such Collection Period. In the event that the Yield Factor applicable to the Series 2000-1 Certificates is greater than the Yield Factor applicable to any other Series, the amount of Collections treated as Yield Collections allocable to the Series 2000-1 Certificates shall be increased accordingly and the amount of such increase shall reduce Principal Collections otherwise allocable to the Series 2000-1 Certificates. By the second Business Day following the Date of Processing a payment on a Receivable (or as otherwise specified in Section 4.1(g); provided that with respect to clauses (i), (iii), (iv), (v), (vii) and (viii) below during any Accumulation Period or any Early Amortization Period, the Servicer shall be obligated to deposit funds into the Collection Account within two (2) Business Days following the applicable Date of Processing, notwithstanding the provisions of Section 4.1(g)), the Servicer shall determine whether an Early Amortization Event has occurred or is deemed to have occurred with respect to the Certificates, and the Servicer shall allocate Collections with respect to such Date of Processing as follows:

                                    (i) Floating Allocation Percentage of
        Yield Collections. The Floating Allocation Percentage of Yield Collections as of the last day of the prior Collection Period (or, if the Determination Date for such Floating Allocation Percentage has not occurred, the Floating Allocation Percentage as of the last day of the second preceding Collection Period) received each day will be deposited by the Servicer into the Collection Account within two (2) Business Days following the Date of Processing.

                                    (ii) During the Revolving Period.
        During the Revolving Period, the Floating Allocation Percentage of Principal Collections received each day will be deposited into the Collection Account as Excess Principal Collections no later than two (2) Business Days following the Date of Processing to the extent required to be distributed to other Series on the next succeeding Distribution Date and any excess will be remitted to the Transferor, unless such distribution of Principal Collections would reduce the Transferor Amount as a percentage of the Trust Principal Component below 10% (after giving effect to any new Receivables transferred to the Trust), in which case such amount will be retained in the Collection Account as Undistributed Principal Collections. Any Undistributed Principal Collections remaining in the Collection Account on the next succeeding Distribution Date will be deposited into the Special Funding Account and made available on subsequent Distribution Dates.

                                    (iii) During the Controlled
        Accumulation Period. During the Controlled Accumulation Period, the Fixed Allocation Percentage of Principal Collections received each day allocable to the Certificateholders' Interest, and any Excess Principal Collections allocable to the Certificates pursuant to
        Section 4.12 will be deposited by the Servicer into the Principal Funding Account for the benefit of the Class A Certificateholders no later than two (2) Business Days following the Date of Processing until the sum of all such deposits equals the Controlled Deposit Amount; thereafter, the Fixed Allocation Percentage of Principal Collections received each day will be deposited into the Collection Account as Excess Principal Collections to the extent required to be distributed to other Series on the next succeeding Distribution Date.

                                    (iv) During the Rapid Accumulation
        Period. During the Rapid Accumulation Period, the Fixed Allocation Percentage of Principal Collections received each day allocable to the Certificateholders' Interest, and any Excess Principal Collections allocable to the Certificates pursuant to Section 4.12 will be deposited by the Servicer into the Principal Funding Account for the benefit of the Class B Certificateholders no later than two (2) Business Days following the Date of Processing until the sum of all such deposits equals the Class B Invested Amount; thereafter, the Fixed Allocation Percentage of Principal Collections received each day will be deposited into the Collection Account as Excess Principal Collections to the extent required to be distributed to other Series on the next succeeding Distribution Date.

                                    (v) During any Early Amortization
        Period and after the Class B Expected Final Payment Date. After the Class B Expected Final Payment Date and during an Early Amortization Period, all Principal Collections received each day allocable to the Certificateholders' Interest, and the Excess Principal Collections allocable to the Certificates will be deposited by the Servicer into the Collection Account no later than two (2) Business Days following the Date of Processing until such deposits equal the amount of principal required to be paid to Certificateholders.

                                    (vi) During the Revolving Period, any
        Accumulation Period and any Early Amortization Period. During the Revolving Period, any Accumulation Period and any Early Amortization Period, if the Transferor Percentage of Principal Collections is required to be allocated in respect of the Available Subordinated Amount pursuant to Section 4.14 of this Agreement, the Transferor Percentage of Principal Collections will be deposited by the Servicer into the Collection Account within two (2) Business Days of the Date of Processing.

                                    (vii) During any Accumulation Period
        and any Early Amortization Period. During any Accumulation Period and any Early Amortization Period, the Transferor Percentage of Principal Collections will be deposited by the Servicer into the Collection Account within two (2) Business Days of the Date of Processing.

                      (c) Additional Amounts.

                                    (i) The allocations to be made pursuant
        to Section 4.4(b) also apply to any other deposits into the Collection Account that are treated as Collections, payments made by the Transferor pursuant to Sections 2.3 and 2.4(d) of the Agreement and payments made by the Servicer pursuant to Section 3.3 of the Agreement. Such deposits to be treated as Collections will be allocated as Yield Collections or Principal Collections as indicated in this Agreement.

                                    (ii) The amounts paid by the Transferor
        pursuant to Section 2.4(d), Adjustment Payments, proceeds from the sale, disposition or liquidation of the Receivables pursuant to Sections 9.2, 10.2, 12.1 or 12.2 of the Agreement and Section 4 of the Series Supplement and amounts obtained by the Trustee pursuant to any demand on any letter of credit, surety bond or other similar instrument delivered pursuant to the Series Supplement or from any funds deposited with the Trustee pursuant to the Series Supplement, shall be allocated to the Certificateholders' Interest and allocated as Yield Collections or Principal Collections as provided in this Agreement.

               SECTION 4.5. Determination of Monthly Interest for the Certificates.

                      (a) The amount of monthly interest distributable from the Collection Account with respect to the Class A Certificates ("Class A Monthly Interest") on any Distribution Date shall be an amount equal to the product of (i) the Class A Certificate Rate, (ii) the actual number of days in the related Interest Accrual Period divided by 360 and (iii) the Class A Invested Amount; provided, however, with respect to the first Distribution Date for the Class A Certificates, Class A Monthly Interest shall be equal to the product of (A) the Class A Certificate Rate, (B) _____ divided by 360 and (C) the Class A Initial Invested Amount.

                      (b) The amount of monthly interest distributable from the Collection Account with respect to the Class B Certificates ("Class B Monthly Interest") on any Distribution Date shall be an amount equal to the product of (i) the Class B Certificate Rate, (ii) the actual number of days in the related Interest Accrual Period divided by 360 and (iii) the Class B Invested Amount; provided, however, with respect to the first Distribution Date for the Class B Certificates, Class B Monthly Interest shall be equal to the product of (A) the Class B Certificate Rate, (B) _____ divided by 360 and (C) the Class B Initial Invested Amount.

                      (c) The amount of monthly interest distributable from the Collection Account with respect to the Class C Certificates ("Class C Monthly Interest") on any Distribution Date shall be an amount equal to the product of (i) the Class C Certificate Rate, (ii) the actual number of days in the related Interest Accrual Period divided by 360 and (iii) the Class C Invested Amount; provided, however, with respect to the first Distribution Date for the Class C Certificates, Class C Monthly Interest shall be equal to the product of (A) the Class C Certificate Rate, (B) _____ divided by 360 and (C) the Class C Initial Invested Amount.

                      (d) On the second London Banking Day preceding the first day of an Interest Accrual Period (a "LIBOR Determination Date"), until the Stated Series Termination Date, the Trustee will determine the rate for deposits in United States dollars having a [one-month maturity], commencing on the first day of such Interest Accrual Period, which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such LIBOR Determination Date will be determined on the basis of rates at which deposits in United States dollars having a one-month maturity are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market. The Trustee will request the principal London office in each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of the quotations (rounded upward to the nearest 0.015625%). If fewer than two quotations are provided as requested, the rate for such LIBOR Determination Date will be the arithmetic mean (rounded upward to the nearest 0.015625%) of the rates quoted by major banks in The City of New York, selected by the Servicer, at approximately 11:00 a.m., New York time, on such date for loans in United States dollars having a one-month maturity to leading European banks; provided, however, that if the Trustee is unable to determine a rate in accordance with one of the procedures described above, LIBOR shall be LIBOR as determined on the most recent LIBOR Determination Date. The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and preceding Interest Accrual Period shall be provided by the Trustee to any Certificateholder upon request. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market, "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means three major banks in the London interbank market selected by the Servicer.

               SECTION 4.6. Determination of Monthly Principal for the Certificates.

                      (a) The amount of monthly principal distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date during the Controlled Accumulation Period or on the Class A Expected Final Payment Date shall be equal to an amount calculated as the lesser of: (i) the sum of (A) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Collection Period immediately preceding the Class A Expected Final Payment Date or Distribution Date, as applicable (calculated without giving effect to the allocation of Excess Principal Collections from other Series, if any, or the allocations from the Transferor Percentage of Principal Collections), (B) the amount, if any, of Series 2000-1 Undistributed Principal Collections for such Distribution Date and (C) the Investor Default Amount with respect to such Distribution Date or the Class A Expected Final Payment Date, as applicable, and any reimbursements of unreimbursed Class A Investor Charge-Offs ("Class A Monthly Principal"); provided, however, that with respect to any Distribution Date, Class A Monthly Principal may not exceed the Class A Adjusted Invested Amount; and
(ii) the sum of (A) the Controlled Accumulation Amount for the Collection Period immediately preceding such Distribution Date, plus (B) any unpaid Accumulation Shortfall related to any prior Collection Period (the "Controlled Deposit Amount").

                      (b) The amount of monthly principal distributable from the Collection Account with respect to the Class B Certificates (the "Class B Monthly Principal") on each Distribution Date beginning with the Distribution Date on which the Class A Certificates are paid in full, shall be equal to an amount calculated as follows: the sum of (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Collection Period immediately preceding such Distribution Date (calculated without giving effect to the allocation of Excess Principal Collections from other Series, if any, or the allocation from the Transferor Percentage of Principal Collections), (ii) the amount, if any, of Series 2000-1 Undistributed Principal Collections for such Distribution Date, (iii) the Investor Default Amount with respect to such Distribution Date and any reimbursements of unreimbursed Class B Investor Charge-Offs, and if during an Early Amortization Period, minus (iv) Class A Monthly Principal, if any, with respect to such Distribution Date; provided, however, that with respect to any Distribution Date, Class B Monthly Principal may not exceed an amount equal to the Class B Invested Amount.

                      (c) The amount of monthly principal distributable from the Collection Account with respect to the Class C Certificates (the "Class C Monthly Principal") on each Distribution Date beginning with the Distribution Date as of which both Classes of Offered Certificates have been paid in full, shall be equal to an amount calculated as follows: the sum of (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Collection Period immediately preceding such Distribution Date (calculated without giving effect to the allocation of Excess Principal Collections from other Series, if any, or the allocation from the Transferor Percentage of Principal Collections),
(ii) the amount, if any, of Series 2000-1 Undistributed Principal Collections for such Distribution Date, (iii) the Investor Default Amount with respect to such Distribution Date and any reimbursements of unreimbursed Class C Investor Charge-Offs, and if during an Early Amortization Period, minus (iv) Class A Monthly Principal and Class B Monthly Principal, if any, with respect to such Distribution Date; provided, however, that with respect to any Distribution Date, Class C Monthly Principal may not exceed an amount equal to the Class C Invested Amount.

                      (d) With respect to any Distribution Date related to any Accumulation Period or any Early Amortization Period, if (a) the sum of
(x) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Collection Period immediately preceding such Distribution Date, (y) the amount, if any, of Series 2000-1 Undistributed Principal Collections for such Distribution Date and (z) the Investor Default Amount with respect to such Distribution Date and any reimbursements of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs shall exceed (b) the sum of (i) Class A Monthly Principal, (ii) Class B Monthly Principal and
(iii) Class C Monthly Principal with respect to any Distribution Date, then such excess amount shall be treated as Excess Principal Collections. If, with respect to a Distribution Date related to any Accumulation Period or Early Amortization Period, the sum of the Class A Monthly Principal, the Class B Monthly Principal and the Class C Monthly Principal is less than the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Class C Invested Amount, the amount of such shortfall shall be the Series 2000-1 Principal Shortfall (the "Series 2000-1 Principal Shortfall") with respect to such Distribution Date.

               SECTION 4.7. Establishment and Maintenance of Servicer Cash Collateral Account.

               (a) The Servicer Cash Collateral Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Servicer Cash Collateral Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. On the Closing Date, the Servicer shall deposit the Initial Servicer Cash Collateral Deposit into the Servicer Cash Collateral Account. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Servicer Cash Collateral Account and in all proceeds thereof. The Servicer Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If, at any time, the Servicer Cash Collateral Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within five (5) Business Days establish a new Eligible Deposit Account as the Servicer Cash Collateral Account meeting the conditions specified above, transfer any cash and/or any investments to such new Servicer Cash Collateral Account and from the date such new Servicer Cash Collateral Account is established, it shall be the "Servicer Cash Collateral Account."

               (b) Application of Funds on Deposit in the Servicer Cash Collateral Account. If for any reason the Servicer fails to deposit to the Collection Account Yield Collections it has received for any Collection Period by the Transfer Date (as indicated on the Monthly Servicer's Certificate delivered pursuant to Section 3.4(c) of the Agreement), the Trustee shall, on the related Distribution Date, withdraw from the Servicer Cash Collateral Account an amount equal to the shortfall required to pay Class A Monthly Interest and Class B Monthly Interest for such Collection Period and deposit such amount in the Collection Account. The Servicer shall be required to remit such amount to the Collection Account immediately upon notice from the Trustee that the Trustee has made a withdrawal and, if no such remittance has been made by the fifth Business Day after the Distribution Date for such Collection Period, an Early Amortization Event shall occur on such fifth Business Day. If the Servicer does remit such amount to the Collection Account by the fifth Business Day after the Distribution Date for such Collection Period, the Trustee shall withdraw such amount from the Collection Account and deposit it into the Servicer Cash Collateral Account. On the Closing Date and on each Distribution Date, all funds on deposit in the Servicer Cash Collateral Account shall be invested in Eligible Investments as directed by the Servicer with maturities not exceeding the succeeding Transfer Date, and all earnings (net of losses and investment expenses) on such Eligible Investments shall be paid to the Servicer on the next succeeding Distribution Date (provided that if the Servicer is obligated to remit funds to the Collection Account pursuant to the foregoing sentence, such earnings shall be retained in the Servicer Cash Collateral Account). Upon the termination of the Trust in accordance with Section 12.1(a) of this Agreement, all funds on deposit in the Servicer Cash Collateral Account shall be remitted to the Servicer.

               (c) Optional Termination of the Servicer Cash Collateral Account. The Servicer may elect to terminate the Servicer Cash Collateral Account and direct the Trustee to release all funds on deposit in such account to the Servicer if, at any time, any of the following shall occur and be continuing:

                             (i) the Servicer elects to remit Collections
               to the Collection Account on a daily basis;

                             (ii) the ratings assigned by each of Standard
               & Poor's and Moody's to the short-term debt obligations of Yamaha shall be no lower than "A-1" and "P-1", respectively;

                             (iii) the ratings assigned by each of Standard
               & Poor's and Moody's to the short-term debt obligations of DFS shall be no lower than "A-1" and P-1" and Yamaha and DFS shall have agreed in a document satisfactory to the Rating Agencies that DFS shall remit Collections directly to the Collection Account rather than to Yamaha;

                             (iv) the Servicer provides a letter of credit,
               surety bond or other similar instrument and related documents meeting the requirements of the Rating Agencies; or

                             (v) the Servicer obtains written confirmation
               from each of Standard & Poor's and Moody's that other arrangements satisfactory to such Rating Agencies have been effectuated.

               (d) Mandatory Termination of the Servicer Cash Collateral Account. If, on any Determination Date, one-month LIBOR (as calculated by the Trustee on the preceding LIBOR Determination Date pursuant to Section 4.5(d)) shall exceed 15% per annum, then, in such event, the Servicer shall be required to remit all Collections to the Collection Account on a daily basis. After such time, the Servicer Cash Collateral Account shall be terminated and the Trustee shall release all funds on deposit in such account to the Servicer, net of any amount not already in the Collection Account required to pay all accrued and unpaid interest on the Certificates, which amount shall be deposited by the Trustee into the Collection Account.

               In the event that one-month LIBOR (as calculated by the Trustee pursuant to Section 4.5(d)) shall be equal to or less than 15% per annum on any Determination Date after the Servicer Cash Collateral Account has been terminated, the Servicer may, but need not, reestablish and maintain the Servicer Cash Collateral Account in accordance with Section 4.7(a). If the Servicer elects to reestablish and maintain the Servicer Cash Collateral Account, the Servicer shall deposit an amount equal to the Initial Servicer Cash Collateral Deposit into the Servicer Cash Collateral Account. Once such deposit has been made, the Servicer shall no longer be required to deposit Collections into the Collection Account on a daily basis and the Servicer may, but need not, deposit such Collections on a less frequent basis in accordance with Section 4.1(g).

               SECTION 4.8. Establishment of the Principal Funding Account for the Certificates.

                      (a) The Trustee, for the benefit of the
Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2000-1 Certificateholders. If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall, within five (5) Business Days, establish a new Eligible Deposit Account as the Principal Funding Account meeting the conditions specified above, transfer any cash and/or any investments to such new Principal Funding Account and from the date such new Principal Funding Account is established, it shall be, for the Series 2000-1 Certificates, the "Principal Funding Account".

                      (b) On each Distribution Date during any Accumulation Period, the Servicer shall withdraw from the Principal Funding Account and deposit in the Collection Account all interest and other investment income (net of losses and investment expenses) on funds then on deposit in the Principal Funding Account, which amounts shall be applied pursuant to
Section 4.9(a)-(i) as Available Yield Funds.

                      (c) Funds on deposit in the Principal Funding Account prior to the Class B Expected Final Payment Date shall be invested by the Trustee (or, if authorized by the Trustee, by the Servicer on behalf of the Trustee) in Eligible Investments determined by the Servicer; provided that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment.

                      (d) Pursuant to the authority granted to the Servicer in Section 3.1(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Sections 5.1 and 6.6, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Certificateholders.

               SECTION 4.9. Application of Funds on Deposit in the Collection Account for the Certificates. On each Transfer Date, the Servicer shall instruct the Trustee in writing to apply, and on the immediately succeeding Distribution Date the Trustee, acting in accordance with such instructions, shall apply, for the Collection Period immediately preceding such Distribution Date, from amounts on deposit in the Collection Account (A) an amount equal to the Floating Allocation Percentage of Yield Collections plus an amount equal to the Transferor Percentage of Principal Collections equal to the Available Subordinated Amount, if any, allocable to the Certificates pursuant to Section 4.13 plus any net investment income with respect to the Principal Funding Account plus the Floating Allocation Percentage of net investment income on the Collection Account (to the extent provided in Section 4.1(b) of the Agreement) plus the Floating Allocation Percentage of net investment income on the Special Funding Account to the extent provided in Section 4.2(c) of the Agreement (collectively, the "Available Yield Funds") all in the manner set forth in Sections 4.9(a) through 4.9(i) below and (B) an amount equal to the sum of the remaining funds on deposit in the Collection Account with respect to such Distribution Date including any Available Yield Funds remaining after the application described in Sections (a) through (j) below, the Fixed Allocation Percentage of Principal Collections, Excess Principal Collections, if any, from other Series allocable to the Series 2000-1 Certificates pursuant to Section 4.12 and the Transferor Percentage of Principal Collections allocable to the Series 2000-1 Certificates pursuant to Section 4.13 (collectively the "Available Principal Funds") in the manner set forth in Section 4.9(j) of this Agreement.

                      (a) Class A Monthly Interest. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and distribute to the Class A Certificateholders to the extent of any Available Yield Funds, an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest at the Class A Certificate Rate with respect to interest amounts that were due but not paid on a prior Distribution Date.

                      (b) Class B Monthly Interest. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and shall distribute to the Class B Certificateholders to the extent of any Available Yield Funds after giving effect to the withdrawal pursuant to Section 4.9(a), an amount equal to Class B Monthly Interest for such Distribution Date plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest at the Class B Certificate Rate with respect to interest amounts that were due but not paid on a prior Distribution Date.

                      (c) Class C Monthly Interest. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and shall distribute to the Class C Certificateholders to the extent of any Available Yield Funds after giving effect to the withdrawals pursuant to Sections 4.9(a) and (b), an amount equal to Class C Monthly Interest for such Distribution Date plus the amount of any Class C Monthly Interest previously due but not paid to the Class C Certificateholders on a prior Distribution Date, plus any additional interest at the Class C Certificate Rate with respect to interest amounts that were due but not paid on a prior Distribution Date.

                      (d) Investor Monthly Servicing Fee. On each
Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account, to the extent of the remaining Available Yield Funds after giving effect to the withdrawals pursuant to Sections 4.9(a), (b) and (c), an amount equal to the Investor Monthly Servicing Fee for such Distribution Date plus any Investor Monthly Servicing Fee due with respect to any prior Collection Periods but not distributed to the Servicer, and distribute such amount to the Servicer (unless such amounts shall have been previously netted against deposits to the Collection Account).

                      (e) Investor Default Amount. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall set aside and retain in the Collection Account, to the extent of the remaining Available Yield Funds after giving effect to Sections 4.9(a), (b), (c) and (d), an amount equal to the aggregate Investor Default Amount for such Distribution Date which amount shall be deemed to be Principal Collections and treated as Excess Principal Collections with respect to Distribution Dates with respect to the Revolving Period, and thereafter will be set aside and retained in the Collection Account first as a part of Class A Monthly Principal and then as a part of Class B Monthly Principal during any Accumulation Period or any Early Amortization Period and applied in accordance with Section 4.9(j) or, if applicable, will be set aside and retained in the Collection Account and be applied as part of Class C Monthly Principal as provided in Section 4.9(j).

                      (f) Reimbursement of Class A Investor Charge-Offs. On each Distribution Date, the Trustee, acting in accordance with instructions of the Servicer, shall set aside and retain in the Collection Account, to the extent of the remaining Available Yield Funds after giving effect to the withdrawals pursuant to Sections 4.9(a), (b), (c), (d) and (e), an amount equal to reimbursements of unreimbursed Class A Investor Charge-Offs, if any, which amount shall be set aside and retained in the Collection Account as a part of Class A Monthly Principal during any Early Amortization Period or Accumulation Period and applied in accordance with
Section 4.9(j).

                      (g) Reimbursement of Class B Investor Charge-Offs. On each Distribution Date, the Trustee, acting in accordance with instructions of the Servicer, shall set aside and retain in the Collection Account, to the extent of the remaining Available Yield Funds after giving effect to the withdrawals pursuant to Sections 4.9(a), (b), (c), (d), (e) and (f), an amount equal to reimbursements of unreimbursed Class B Investor Charge-Offs, if any, which amount shall be deemed to be Principal Collections and treated as Excess Principal Collections with respect to Distribution Dates with respect to the Revolving Period, and thereafter will be set aside and retained in the Collection Account as a part of Class B Monthly Principal during any Early Amortization Period or Accumulation Period and applied in accordance with Section 4.9(j).

                      (h) Reimbursement of Class C Investor Charge-Offs. On each Distribution Date, the Trustee, acting in accordance with instructions from the Servicer, shall set aside and retain in the Collection Account to the extent of the remaining Available Yield Funds after giving effect to Sections 4.9(a), (b), (c), (d), (e), (f) and (g), an amount equal to unreimbursed Class C Investor Charge-Offs, if any, which amount shall be deemed to be Principal Collections and treated as Excess Principal Collections with respect to Distribution Dates with respect to the Revolving Period and thereafter will be set aside and retained in the Collection Account first as a part of Class A Monthly Principal and then as a part of Class B Monthly Principal during any Accumulation Period or any Early Amortization Period and applied in accordance with Section 4.9(j) or, if applicable, will be set aside and retained in the Collection Account and be applied as part of Class C Monthly Principal as provided in Section 4.9(j).

                      (i) Excess Yield Collections. On each Distribution Date during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collection Account and distribute to the Transferor to the extent available, remaining Available Yield Funds after giving effect to Sections 4.9(a) through (h) above.

                      (j) Principal. (A) For each Distribution Date during the Revolving Period, the Available Principal Funds will be treated as Excess Principal Collections and applied as provided in Section 4.1(f) of the Agreement.

                      (B) For each Distribution Date during the applicable Accumulation Period or any Early Amortization Period and thereafter, the Available Principal Funds will be allocated in the following priority:

                                    (i) an amount equal to the Controlled
        Deposit Amount for the Class A Expected Final Payment Date or any Distribution Date during the Controlled Accumulation Period, or an amount up to Class A Monthly Principal, plus any remaining Available Principal Funds for any Distribution Date during an Early Amortization Period (not to exceed the Class A Adjusted Invested Amount), will, during the Controlled Accumulation Period, be deposited into the Principal Funding Account and will, during any Early Amortization Period, be allocated to the Class A Certificateholders and distributed pursuant to Section 4.10(a)(v);

                                    (ii) an amount equal to Class B Monthly
        Principal for such Distribution Date, plus any remaining Available Principal Funds (not to exceed the Class B Adjusted Invested Amount), will, during the Rapid Accumulation Period, be deposited into the Principal Funding Account and will, during any Early Amortization Period, be allocated to the Class B Certificateholders and distributed pursuant to Section 4.10(a)(vi);

                                    (iii) an amount equal to Class C
        Monthly Principal for such Distribution Date on or after the Offered Certificates have been paid in full, plus any remaining Available Principal Funds, will be distributed pursuant to Section 4.10(a)(vii); and

                                    (iv) an amount equal to the balance of
        any remaining Available Principal Funds will be treated as Excess Principal Collections and applied as provided in Section 4.1(f) of the Agreement.

               SECTION 4.10. Distributions to Certificateholders.

                      (a) The Servicer shall make or shall cause the Trustee to make the following distributions to the Paying Agent (for distribution to the Series 2000-1 Certificateholders in accordance with
Section 5.1) at the following times from the Collection Account and the Principal Funding Account:

                                    (i) on each Distribution Date,
        including the Class A Expected Final Payment Date, the amounts on deposit in the Collection Account described in Section 4.9(a) (other than any investment earnings thereon) shall be distributed for payment to the Class A Certificateholders;

                                    (ii) on each Distribution Date,
        including the Class B Expected Final Payment Date, the amounts on deposit in the Collection Account described in Section 4.9(b) (other than any investment earnings thereon) shall be distributed for payment to the Class B Certificateholders;

                                    (iii) on the Class A Expected Final
        Payment Date, all amounts on deposit in the Principal Funding Account, up to a maximum amount on such date equal to the Class A Invested Amount on such date, shall be distributed for payment to the Class A Certificateholders;

                                    (iv) on the Class B Expected Final
        Payment Date, all amounts on deposit in the Principal Funding Account, up to a maximum amount on such date equal to the Class B Invested Amount on such date, shall be distributed for payment to the Class B Certificateholders;

                                    (v) if the Class A Invested Amount is
        not paid in full on the Class A Expected Final Payment Date or if an Early Amortization Event has otherwise occurred, on each Distribution Date thereafter until the Class A Certificateholders have been paid in full, the amount on deposit in the Collection Account constituting Available Principal Funds, up to a maximum amount on such date equal to the Class A Invested Amount on such date, shall be distributed for payment to the Class A Certificateholders;

                                    (vi) if the Class B Invested Amount is
        not paid in full on the Class B Expected Final Payment Date or if an Early Amortization Event has otherwise occurred, on each Distribution Date thereafter until the Class B Certificateholders have been paid in full, the amount on deposit in the Collection Account constituting Available Principal Funds, up to a maximum amount on such date equal to the Class B Invested Amount on such date, shall be distributed for payment to the Class B Certificateholders; and

                                    (vii) on each Distribution Date on and
        after the Offered Certificates have been paid in full, all amounts on deposit in the Collection Account constituting Available Principal Funds, up to a maximum amount on any such date equal to the Class C Invested Amount on such date, shall be distributed for payment to the Class C Certificateholders.

                      (b) The distributions to be made pursuant to this
Section 4.10 and Section 4.9 are subject to the provisions of Sections 9.2, 10.1, 12.1 and 12.2 of the Agreement and Section 4 of this Supplement.

               SECTION 4.11. Investor Charge-Offs. If, on any Distribution Date, the Available Yield Funds on deposit in the Collection Account remaining after the withdrawals and retention required pursuant to Sections 4.9(a), (b), (c), (d), (e), (f) and (g) is less than the Investor Default Amount for such Distribution Date, the Class C Invested Amount will be reduced by the amount by which such Investor Default Amount exceeds such remaining Available Yield Funds (a "Class C Investor Charge-Off").

                      (a) In the event that any such reduction of the Class C Invested Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not more than the Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). To the extent that on any subsequent Distribution Date there remains any Available Yield Funds on deposit in the Collection Account after giving effect to Sections 4.9(a), (b), (c), (d), (e) and (f), the Servicer will apply such remaining Available Yield Funds as provided in
Section 4.9(g) to reimburse the aggregate amount of Class B Investor Charge-Offs not previously reimbursed, up to the amount so available.

                      (b) In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"). To the extent that on any subsequent Distribution Date there remains any Available Yield Funds on deposit in the Collection Account after giving effect to Sections 4.9(a), (b), (c), (d) and (e), the Servicer will apply such remaining Available Yield Funds as provided in Section 4.9(f) to reimburse the aggregate amount of Class A Investor Charge-Offs not previously reimbursed, up to the amount so available.

                      (c) To the extent that on any subsequent Distribution Date there remains any Available Yield Funds on deposit in the Collection Account after giving effect to Sections 4.9(a), (b), (c), (d), (e), (f) and
(g), the Servicer will apply such remaining Available Yield Funds as provided in Section 4.9(h) to reimburse the aggregate amount of Class C Investor Charge-Offs not previously reimbursed, up to the amount so available.

               SECTION 4.12. Excess Principal Collections. Excess Principal Collections allocated to the Series 2000-1 Certificates for any Distribution Date pursuant to Section 4.1(f)(a), and available for distribution to the Certificateholders pursuant to Section 4.9(j)(B), shall mean an amount equal to the product of (x) Excess Principal Collections for all series for such Distribution Date and (y) a fraction, the numerator of which is the Series 2000-1 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all series for such Distribution Date. For any Distribution Date during the Revolving Period, Excess Principal Collections from another series allocated to the Series 2000-1 Certificates shall be zero.

               SECTION 4.13. Transferor Percentage of Principal Collections. For any Distribution Date during any Accumulation Period or Early Amortization Period, the Transferor Percentage of Principal Collections allocated to the Series 2000-1 Certificates, and available for distribution to Certificateholders pursuant to Section 4.9(j)(B), shall mean an amount equal to the product of (x) the Transferor Percentage of Principal Collections for all series for such Distribution Date (after giving effect to Section 4.14) and (y) a fraction, the numerator of which is the Series 2000-1 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Distribution Date. Except as provided in Section 4.14, for any Distribution Date with respect to the Revolving Period, the Transferor Percentage of Principal Collections allocated to the Series 2000-1 Certificates shall be zero.

               SECTION 4.14. Subordination of Transferor Interest In Certain Circumstances. (a) In the event that, on any Determination Date, a Transferor Subordination Event (as defined below) shall have occurred and be continuing, then the Transferor's right to the Transferor Percentage of Principal Collections received during the related Collection Period shall be subordinated to the extent of the applicable Available Subordinated Amount. The amount of the Transferor Percentage of Principal Collections equal to the Available Subordinated Amount allocable to the Series 2000-1 Certificates and the certificates of any other Series shall be included in Available Yield Funds and applied as such pursuant to Section 4.9(a)-(i) and the remaining amount of the Transferor Percentage of Principal Collections shall then be applied as provided in Section 4.13.

               (b) In the event that on any subsequent Determination Date such Transferor Subordination Event shall no longer be continuing, provided that no Early Amortization Event shall have occurred, the right of the Transferor to receive the Transferor Percentage of Principal Collections during the related Collection Period shall no longer be subordinated, and the Available Subordinated Amount shall be deemed to be zero again; provided that the Transferor's right to receive the Transferor Percentage of Principal Collections shall remain subject to Section 4.13.

               In the case of the event described in clause (d)(i) below, the Available Subordinated Amount will be equal to 1% of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount as of the last day of such Collection Period.

               In the case of any event described in clause (d)(ii),
(d)(iii) or (d)(viii) below, the Available Subordinated Amount will be equal to the dollar amount by which the aggregate balance of such Receivables exceeds the specified percentage therein.

               In the case of the event described in clause (d)(iv) below, the Available Subordinated Amount will be equal to the dollar amount by which such sum exceeds the specified percentage therein.

               In the case of the event described in clause (d)(v) below, the Available Subordinated Amount will be adjusted each Collection Period thereafter by the aggregate amount of Receivables in those New Accounts included in the Trust which caused such percentage to exceed the specified percentages therein, or alternatively, will not be so adjusted in the event the Transferor provides to the Trustee a letter from each of the Rating Agencies then providing a rating for any Class of Offered Certificates at the Transferor's request that such event will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to any Class of Offered Certificates.

               In the case of the event described in clause (d)(vi) or
(d)(vii) below, the Available Subordinated Amount will be increased by the aggregate amount of Receivables in New Accounts and Dealer Replacement Accounts, or alternatively, will not be so adjusted in the event the Transferor provides to the Trustee a letter from each of the Rating Agencies then providing a rating for any Class of Offered Certificates at the Transferor's request that such event will not result in a downgrade or withdrawal of the then current ratings assigned by each of them to any Class of Offered Certificates.

               Should any increase in the Available Subordinated Amount resulting from the occurrence of an event described in clauses
(d)(ii)-(d)(viii) below cause the Transferor Amount as a percentage of the Trust Principal Component to be less than the Minimum Transferor Percentage, then the Transferor shall deposit funds in an amount equal to such deficiency to the Collection Account. Any such deposit by the Transferor shall be treated as a Collection and allocated in respect of Yield Collections and Principal Collections as specified in this Article
IV. Unless otherwise indicated, the "Available Subordinated Amount" at any time shall be the sum of all Available Subordinated Amounts described below at such time.

               (c) The Available Subordinated Amount shall be reduced on any Distribution Date by the amount of the Transferor Percentage of Principal Collections which are applied as Available Yield Funds and shall be reinstated (up to the required Available Subordinated Amount) by the amount of the Available Yield Funds distributed to the Transferor as provided in Section 4.9(i).

               (d) A "Transferor Subordination Event" with respect to the Offered Certificates shall mean the occurrence of any of the following events at any time:

                                    (i) the average payment rate determined
        by dividing the aggregate amount of Collections for each Collection Period by the beginning Pool Balance for each such Collection Period, averaged for any three consecutive Collection Periods, is less than (x) with respect to the Collection Periods included in the period from each November through the next succeeding April, 10% and (y) with respect to the Collection Periods included in the period from each May through the next succeeding October, 13%;

                                    (ii) as of the last day of any
        Collection Period, the average aggregate balance of Receivables with respect to Products constituting all-terrain vehicles, for the three consecutive Collection Periods immediately preceding such date calculated as a percentage of the Pool Balance, exceeds 36%;

                                    (iii) as of the last day of any
        Collection Period, the aggregate balance of Receivables with respect to all Products other than motorcycles/scooters, water vehicles, all-terrain vehicles, outboards and snowmobiles, calculated as a percentage of the Pool Balance, exceeds 10%;

                                    (iv) the sum of (x) the aggregate
        amount of all dealer "holdbacks" with respect to Products for which there has been no retail sale by the Dealer, plus (y) the aggregate amount of all discounts available to Dealers pursuant to sales programs on Products owed by Yamaha to the Dealers, exceeds 5% of the Pool Balance;

                                    (v) either (x) on an annual basis, the
        percentage derived by dividing the number of New Accounts added to the Trust during any fiscal year of the Transferor by the number of Accounts in the Trust at the beginning of such year exceeds 8% or
        (y) on a quarterly basis, the percentage derived by dividing the number of New Accounts added to the Trust during such calendar quarter by the number of Accounts in the Trust at the beginning of such calendar quarter exceeds 5%;

                                    (vi) the annualized rate (averaged for
        a period of three consecutive Collection Periods) of (x) Defaulted Receivables minus recoveries plus the repossession value of all Products repossessed during each such Collection Period to (y) the beginning Pool Balance for the related Collection Period exceeds 7.5%;

                                    (vii) either (x) on an annual basis,
        the percentage derived by dividing the number of New Accounts and Dealer Replacement Accounts added to the Trust during any fiscal year of the Transferor by the number of Accounts in the Trust at the beginning of such year exceeds 15% or (y) on a quarterly basis, the percentage derived by dividing the number of New Accounts and Dealer Replacement Accounts added to the Trust during such calendar quarter by the number of Accounts in the Trust at the beginning of such calendar quarter exceeds 5%; and

                                    (viii) as of the last day of any
        Collection Period prior to the repayment in full [of the Series 1995-1 Asset-Backed Certificates] and the Series 1998-1
        Asset-Backed Certificates, the aggregate balance of Receivables due from a single Dealer, as a percentage of the Pool Balance, exceeds 1%.

                            [END OF ARTICLE IV]


               SECTION 10. Article V of the Agreement. Article V of the Agreement shall read in its entirety as follows:


                                 ARTICLE V

                        DISTRIBUTIONS AND REPORTS TO
                             CERTIFICATEHOLDERS

               SECTION 5.1.  Distributions.

                      (a) On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record as of the preceding Record Date (other than as provided in Section 12.2 respecting a final distribution) such Class A Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class A Certificates held by such Class A Certificateholder) of the amounts on deposit in the Collection Account pursuant to Section 4.10.

                      (b) On each Distribution Date, the Paying Agent shall distribute to each Class B Certificateholder of record as of the preceding Record Date (other than as provided in Section 12.2 respecting a final distribution) such Class B Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class B Certificates held by such Class B Certificateholder) of the amounts on deposit in the Collection Account pursuant to Section 4.10.

                      (c) On the Class A Expected Final Payment Date, the Paying Agent shall distribute to each Class A Certificateholder of record as of the preceding Record Date (other than as provided in Section 12.2 respecting a final distribution) such Class A Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class A Certificates held by such Class A Certificateholder) of the amounts on deposit in the Principal Funding Account as are payable to the Class A Certificateholders pursuant to Section 4.10.

                      (d) On the Class B Expected Final Payment Date, the Paying Agent shall distribute to each Class B Certificateholder of record as of the preceding Record Date (other than as provided in Section 12.2 respecting a final distribution) such Class B Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class B Certificates held by such Class B Certificateholder) of the amounts on deposit in the Principal Funding Account as are payable to the Class B Certificateholders pursuant to Section 4.10.

                      (e) On each Distribution Date, the Paying Agent shall distribute to each Class C Certificateholder of record as of the preceding Record Date (other than as provided in Section 12.2 respecting a final distribution) such Class C Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class C Certificates held by such Class C Certificateholder) of Class C Monthly Interest and unpaid Class C Monthly Interest to the extent available from Yield Collections pursuant to Section 4.9(c).

                      (f) On and after the date on which the Class A Certificateholders and the Class B Certificateholders have been paid in full, the Paying Agent shall distribute to each Class C Certificateholder of record as of the preceding Record Date (other than as provided in Section 12.2 respecting a final distribution) such Class C Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class C Certificates held by such Class C Certificateholder) of the amounts on deposit in the Collection Account as are payable to the Class C Certificateholders pursuant to Section 4.10.

                      (g) Except as provided in Section 12.2 with respect to a final distribution, distributions to Certificateholders hereunder shall be made by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any such Certificate or the making of any notation thereon; provided, however, that with respect to such Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

               SECTION 5.2. Statements to Certificateholders. On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Certificateholder a statement prepared by the Servicer setting forth certain information relating to the Trust and the Certificates.

               On or before January 31 of each calendar year, beginning with calendar year 2000, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Certificateholder of Series 2000-1, a statement prepared by the Servicer containing the information which is required to be contained in the statement to the Certificateholders, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder of such Series, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Certificateholders of such Series to prepare their tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.


                             [END OF ARTICLE V]

               SECTION 11. Early Amortization Events. If any one of the events specified in Section 9.1 of the Agreement (after any grace periods or consents applicable thereto) or any one of the following events shall occur during either the Revolving Period or any Accumulation Period with respect to the Series 2000-1 Certificates:

                                    (i) there will have been three (3)
        consecutive Distribution Dates on which the Class C Invested Amount is less than the Initial Class C Invested Amount;

                                    (ii) on any Determination Date, the
        Class C Invested Amount as of the last day of the prior Collection Period is less than 8.25% of the Initial Invested Amount;

                                    (iii) the average payment rate
        determined by dividing the aggregate amount of Collections for each Collection Period by the beginning Pool Balance for each such period, averaged for any three consecutive Collection Periods, shall be less than (y) with respect to the Collection Periods included in the period from each November through the next succeeding April, 10% and (z) with respect to the Collection Periods included in the period from each May through the next succeeding October, 13%; provided that this clause (iii) may be amended without the consent of any Certificateholder but with the consent of the Transferor and the Rating Agencies;

                                    (iv) the annualized rate (averaged for
        a period of any three consecutive Collection Periods) of (x) Defaulted Receivables minus recoveries plus the repossession value of all Products repossessed during each such Collection Period to
        (y) the beginning Pool Balance for such Collection Period exceeds 10%; provided that this clause (v) shall not constitute an Early Amortization Event if, upon the occurrence of such event, the Available Subordinated Amount is increased by an amount equal to 1% of the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount (to the extent such increase does not result in the Transferor Amount as a percentage of the Trust Principal Component, to fall below the Minimum Transferor Percentage), in which case an Early Amortization Event under this clause (iv) shall not occur until such time as such annualized rate equals or exceeds 11%; provided, further, that this clause (iv) may be amended without the consent of any Certificateholder but with the consent of the Transferor and the Rating Agencies;

                                    (v) on any Determination Date, the
        Transferor Amount, as of the last day of the prior Collection Period, shall be less than 12% of the Trust Principal Component and the annualized rate (averaged for a period of any two consecutive Collection Periods) determined by dividing (x) the amount of Collections of Receivables comprised of interest, fees and service charges collected from Dealers in the related Collection Period by
        (y) the Pool Balance at the beginning of the related Collection Period shall be less than 6%; or

                                    (vi) the Trustee shall have made a
        withdrawal from the Servicer Cash Collateral Account pursuant to
        Section 4.7(b) and the Servicer shall have failed to remit Collections to the Collection Account in the amount of such withdrawal by the fifth Business Day after the Distribution Date for such Collection Period;

then, in the case of any event specified in Section 9.1 of the Agreement, an Early Amortization Event with respect to all Series of Certificates then outstanding shall occur without any notice or other action on the part of the Trustee or all Investor Certificateholders immediately upon the occurrence of such event, and, in the case of any event described in clauses (i)-(vi), an Early Amortization Event with respect to only the Series 2000-1 Certificates shall occur without any notice or other action on the part of the Trustee or the Certificateholders or all Investor Certificateholders, as appropriate, immediately upon the occurrence of such event.

               SECTION 12. Series-Specific Transferor Covenants. The Transferor hereby covenants and agrees, for so long as the Series 2000-1 Certificates remain outstanding and Moody's shall be a Rating Agency, as follows:

                      (a) the Transferor shall not assume or guarantee the liabilities of any other entity;

                      (b) the Transferor shall observe all corporate formalities in connection with all dealings between itself and its affiliates;

                      (c) the Transferor shall pay its own liabilities and expenses with its own funds, and not those of its parent; and

                      (d) the Transferor shall only cause certificates to be issued by other trusts which may be formed by it and shall only issue indebtedness secured or collateralized by accounts receivable if Moody's shall have confirmed in writing that any such issuance will not result in a downgrade or withdrawal of Moody's rating on any outstanding certificates issued by trusts formed by the Transferor or outstanding indebtedness of the Transferor secured or collateralized by accounts receivable.

               SECTION 13. Ratification of Master Pooling and Servicing Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

               SECTION 14. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

               SECTION 15. Governing Law. This Series Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


               IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series 2000-1 Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                         YAMAHA MOTOR RECEIVABLES
                                           CORPORATION, as Transferor


                                         By:_______________________________
                                            Name:
                                            Title:


                                         YAMAHA MOTOR CORPORATION,
                                             U.S.A., as Servicer


                                         By:_______________________________
                                            Name:
                                            Title:


                                         THE CHASE MANHATTAN BANK,
                                           as Trustee and Paying Agent


                                         By:_______________________________
                                            Name:
                                            Title: